Exhibit 10.4

EXECUTION VERSION

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”), is entered into as of January 13, 2022 by and among Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company”) and each purchaser identified on the signature pages thereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

Reference is hereby made to that certain Securities Purchase Agreement dated as of October 20, 2021 between the Company and the Purchasers (as amended, supplemented or otherwise modified in writing from time to time, the “SPA”).

WHEREAS, the Company’s indirect wholly-owned subsidiary, Soluna MC Borrowing 2021-1 LLC, a Delaware limited liability company (“Borrower”), entered into a Master Equipment Finance Agreement with NYDIG ABL LLC (“NYDIG”), as Lender, as servicer and as Collateral Agent (the “Master Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Master Agreement), dated as of December 30, 2021. As part of the transactions contemplated under the Master Agreement, (i) the Company’s indirect wholly-owned subsidiary, Soluna MC LLC, formerly EcoChain Block LLC, a Nevada limited liability company (“Guarantor”), which is the owner of 100% of the equity interests of Borrower, executed a Guaranty Agreement in favor of NYDIG, as lender, dated as of December 30, 2021, (ii) Borrower has granted a lien on, and security interest, in all of its assets to NYDIG, as collateral agent, (iii) Guarantor will sell to Borrower, and Borrower will purchase from Guarantor, those assets described in Bills of Sale #2 – #10 (the “Transferred Assets”), (iv) Borrower will purchase from NYDIG those assets described in Bills of Sale #1 and #11 (the “Acquired Assets”), (v) Borrower will borrow from NYDIG the loans as forth in Loan Schedules #2 – #10 (the “Loans 2-10”); (vi) Borrower will borrow from NYDIG the loans as set forth in Loan Schedules #1 and #11 (the “Loans 1 and 11”, and together with the Loans 2-10, the “Specified Loans”), (vii) Borrower will purchase the Transferred Assets with the proceeds of Loans 2-10, (viii) Borrower will purchase the Acquired Assets with the proceeds of Loans 1 and 11 plus $4,203,920 provided by the Guarantor, the Company or Soluna Computing, Inc., (ix) Borrower will execute a Digital Asset Account Control Agreement with NYDIG, as collateral agent and secured party, and NYDIG Trust Company LLC, as custodian, (x) Borrower will execute such other documents, agreements and instruments related to the foregoing, and (xi) Borrower will take such other actions related to the foregoing (collectively, the “NYDIG Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                Subject to the terms and conditions set forth below, the Purchasers hereby waive any lien on, and security interest in, the Transferred Assets; provided, however, that (a) no such waiver is granted to the incurrence by Borrower of any Loans other than the Specified Loans, (b) no such consent is granted to the transfer by Guarantor to Borrower of any assets other than the Transferred Assets and (c) the consent with respect to the incurrence by Borrower of Loans 2-10 or the transfer by Guarantor to Borrower of the Transferred Assets is further conditioned upon the delivery to the Collateral Agent on or prior to February 3, 2022 of (i) the certificate of insurance and other insurance items delivered to Lender to satisfy the requirements for Lender’s funding of Loans 2-10, (ii) since the date of this Agreement, no Material Adverse Effect (as defined in the SPA) has occurred, (iii) since the date of this Agreement, no material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of any Purchaser or the Company and any of its direct or indirect subsidiaries, taken as a whole has occurred, (iv) executed Bills of Sale #2-10 containing no changes to the forms attached hereto as Exhibit A other than changes to dates, (v) executed Loan Schedules #2-10 containing no changes to the forms attached hereto as Exhibit B other than changes to dates, and (vi) no changes to the NYDIG transactions have occurred. Without limiting the generality of the foregoing, subject to Paragraph 4 below, the Purchasers also waive the current requirement of the SPA and the other Transaction Documents (collectively, the “SPA Documents”) that the Borrower become an Additional Debtor (as defined in the Security Agreement) and execute an Additional Debtor Joinder (as defined in the Security Agreement) for so long as the Specified Loans are outstanding, and NYDIG not entering into a subordination or intercreditor agreement with respect to the Guaranty. Further, the Purchasers waive the right to accelerate the Maturity Date of the Notes issued in connection with the SPA and the right to charge a default rate of interest on such Notes, in each case, with respect to the following changes in names of, and jurisdiction of incorporation, of the Debtors (as defined in the SPA Documents): Mechanical Technology, Incorporated to Soluna Holdings, Inc.; EcoChain, Inc. to Soluna Computing, Inc., which is now incorporated in the State of Nevada; EcoChain Wind, LLC to Soluna SW LLC; and EcoChain Block, LLC to Soluna MC LLC (which waiver, for the avoidance of doubt, does not waive any other Event of Default (as defined in any of the SPA Documents), known or unknown, as of the date of this Agreement. Subject to the restrictions, limitations and agreements of this Agreement, the Specified Loans are Permitted Indebtedness as defined in the SPA Documents and the security interests to be granted to NYDIG pursuant to the Master Agreement with respect to the Specified Loans are Permitted Liens as defined in the SPA Documents.

2.                Each Purchaser who acquired on the Closing Date (as defined in the SPA) Notes (as defined in the SPA) pursuant to the SPA having a principal amount of not less than $3,000,000 waives its rights under Section 4.17 of the SPA to participate in Subsequent Financings (as defined in the SPA) with respect to the NYDIG Transactions and any additional Loans under the MEFA that only finance the purchase of equipment from NYDIG.

3.                The Company will cause the portion of the proceeds of Loans 2-10 remaining after application of closing costs to be funded by Lender directly to one of the Company, Soluna Computing, Inc. or Soluna SW LLC.

4.                So long as any Notes remain outstanding:

    a.                   Upon the satisfaction of all obligations arising from the NYDIG Transactions (“NYDIG Obligations”), the Borrower will immediately become an Additional Debtor (as defined in the Security Agreement) and execute an Additional Debtor Joinder (as defined in the Security Agreement).

    b.                  Without the Consent of the Purchasers, neither the Company nor any Loan Party (as defined in the Master Agreement) will amend the NYDIG Transactions or any documents executed or delivered thereunder.

    c.                   Without the Consent of the Purchasers, the Company will not allow any funds owned by any entity other than a Loan Party to be used to repay any NYDIG Obligations.

    d.                   Without the Consent of the Purchasers, the Company will not, nor permit any affiliate of the Company, to increase the collateral pledged to NYDIG pursuant to the NYDIG Transactions.

    e.                   Without the Consent of the Purchasers, the Company will not allow the Borrower to prepay any NYDIG Obligations.

    f.                    If requested by a Purchaser, the Company, Borrower and Guarantor will, promptly upon receipt, making or delivery provide Purchasers with copies of (i) all notices provided to Lender pursuant to Section 7(b) of the Master Agreement promptly after delivery thereof to Lender, (ii) all notices of a Default or an Event of Default received by a Loan Party promptly after receipt thereof, and (iii) all communications of amendments, waivers, forbearances, advances, collateral increases and decreases, satisfactions, and changes to schedules, modifications or supplements made in connection with the NYDIG Transactions. The undertaking required by this paragraph are in addition to and do not replace any separate notice requirement of the SPA or other SPA Documents.

     g.                  Company, Borrower and Guarantor acknowledge and agree that Purchaser’s right to receive information pursuant to the SPA Documents and this Agreement is not diminished or affected by the restrictions of Section 11 of the Master Agreement.

     h.                   NYDIG or its affiliates will not be an additional insured or loss payee on any insurance policy on which the Company or any of its direct or indirect subsidiaries (other than the Borrower) is an insured.

5.                The Company warrants and represents to the Purchasers that:

a.	The Company is not a Loan Party as defined in the Master Agreement and Company has no obligations under the Master Agreement or any other portion of NYDIG Transactions;

b.	No assets of any party other than the Borrower are pledged to secure the NYDIG Obligations;

c.	Bills of Sale (as defined in the Master Agreement) 1 - 11 are annexed hereto as Exhibit A;

d.	Loan Schedules (as defined in the Master Agreement) 1 - 11 are annexed hereto as Exhibit B;

e.	The Acquired Assets were not previously owned by the Guarantor;

f.	Except for the assets set forth on the Loan Schedules for the Specified Loans, no Collateral (as defined in the Security Agreement) pledged to the Purchasers secures the NYDIG Obligations;

g.	The only disclosure made pursuant to the first sentence of Section 6(j)(i) of the Master Agreement is the SPA Documents;

h.	Except the Borrower, there are no “Subsidiaries” as defined by the Master Agreement;

i.	Except as specifically waived or consented to herein, the Company and its subsidiaries are in compliance with all their obligations under the SPA and the other SPA Documents;

j.	Purchasers owe no duty to NYDIG or its affiliates; and

k.	NYDIG or its affiliates is not an additional insured or loss payee on any insurance policy on which the Company or any of its direct or indirect subsidiaries (other than the Borrower) is an insured.

6.                This Agreement and the waivers and consents herein are only granted and valid on the basis that the representations of the Company herein are true and accurate as of the date of this Agreement and the Company complies with its obligations hereunder. In the event any representations made by the Company herein are not true as of the date of this Agreement, this Agreement shall be void ab initio.

7.                For the avoidance of doubt, the Company confirms and agrees that any Event of Default under the NYDIG Transactions or default by the Company, Borrower and Guarantor under this Agreement shall be an Event of Default under the SPA and Notes (as defined in the SPA).

8.                Except as specifically set forth above, this Agreement does not constitute a waiver or consent of any other terms or provisions of the SPA Documents, all of which remains in full force and effect. Purchasers are under no obligation to grant any waiver or consent in the future. Any waiver, consent or modification of the SPA Documents shall be valid only if documented in a writing signed by the requisite parties, and then only to the extent specifically set forth in such writing. The manner of execution and delivery of this Agreement shall not establish a course of dealing between the parties in respect of the SPA Documents.

9.                Company, Borrower and Guarantor agree to not take or allow any action or inaction inconsistent with this Agreement.

10.              The Purchasers represent to and for the benefit only of Collateral Services LLC, as Collateral Agent appointed pursuant to the Security Agreement included in the SPA Documents that they hold a majority of the Notes issued pursuant to the SPA and instruct Collateral Agent to execute this Agreement as Collateral Agent.

11.              Promptly after the date of this Agreement, the Company will issue 85,000 common stock purchase warrants to the Purchaser holding the largest outstanding principal amount of Notes as of the date of this Agreement. Such warrants will be substantially in form similar to the Warrants issued pursuant to the SPA. Such warrants will be exercisable for three years from the date of this Agreement at an exercise price per share of the Company’s common stock equal to 130% of the closing price per share of the Company’s common stock as of the date of this Agreement.

12.              This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (including via .pdf and DocuSign) shall be effective as an original. The governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions contained in Article V of the SPA are hereby incorporated by reference mutatis mutandis.

[Remainder of Page Intentionally Left Blank – Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SOLUNA HOLDINGS, INC.

By:
Name:
Title:

PURCHASERS:

[Signature Page to Waiver and Consent Agreement – NYDIG Facility]

AGREED AND ACKNOWLEDGED:

BORROWER:

Soluna MC Borrowing 2021-1 LLC

By: Soluna MC LLC, its sole member

By: Soluna Computing, Inc., its sole member

By:
Name:
Title:

GUARANTOR:

Soluna MC LLC

By: Soluna Computing, Inc., its sole member

By:
Name:
Title:

COLLATERAL AGENT:

COLLATERAL SERVICES LLC

By:
Name:
Title:

[Signature Page to Waiver and Consent Agreement – NYDIG Facility]